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                                                                   EXHIBIT 99(C)


                                REVOCABLE PROXY
                          MACOMB FEDERAL SAVINGS BANK



                       SPECIAL MEETING OF STOCKHOLDERS

                           ____________________, 1996
                                   4:00 p.m.



  The undersigned hereby appoints the official proxy committee, consisting of Messrs. Jacobson (Chairman), _____________________________ and
____________________, of the Board of Directors of Macomb Federal Savings Bank ("MFSB"), each with full power of substitution, to act as attorneys and proxies for the undersigned, and to vote all shares of common stock of MFSB which the undersigned is entitled to vote only at the Special Meeting of Stockholders, to be held at
                      MFSB's office located at 23505 Greater Mack Avenue, St.
Clair Shores, Michigan on __________________, 1996, at               4:00 p.m.,
and at any and all adjournments thereof, as follows:


        Proposal to approve the Agreement and Plan of Reorganization dated November 8, 1995, among D&N, D&N Bank, a Federal Savings Bank, and MFSB (the "Merger Agreement") as described in the accompanying Proxy Statement/Prospectus.

[ ]  FOR                       [ ]  AGAINST                   [ ]  ABSTAIN

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL.


  In the event proxies representing a sufficient number of shares voting to approve the Agreement and Plan of Reorganization are not obtained before the meeting, a proposal to adjourn the meeting or order to solicit additional proxies will be put to a vote at the meeting.

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                                     [BACK]


  THIS PROXY IS REVOCABLE AND WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS SIGNED PROXY WILL BE VOTED FOR THE PROPOSAL. If any other business is presented at the Special Meeting, this proxy will be voted by those named in this proxy in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the Special Meeting.

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

  The undersigned acknowledge receipt from MFSB prior to the execution of this proxy of a Notice of Special Meeting and of a Proxy Statement/Prospectus dated ___________________, 1996.


Dated____________________         ____________________________________________
                                  Signature of Shareholder



                                  ____________________________________________
                                  Signature of Shareholder

                                  Please sign exactly as your name
                                  appears on this card.  When signing as
                                  attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder may sign but only one signature is required.


PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.